EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports Fourth Quarter and Full Year 2006 Results

- Fourth Quarter Revenue Growth 29% -

- Xenogen Integration Completed Ahead of Schedule -

HOPKINTON, Mass., March 1, 2007 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of instruments and services for pre-clinical drug research, today announced its fourth quarter and full year financial results for 2006. Fourth quarter revenues were $34.7 million, an increase of 29% from $26.9 million in the same period in 2005. Net loss for the quarter was $8.9 million ($0.19 per share) compared to a net loss of $1.5 million ($0.04 per share) in the same quarter of 2005. Full year 2006 revenues were $107.9 million, up 24% from $87.0 million in 2005. Net loss for the full year was $28.9 million ($0.75 per share) compared to a net loss of $14.5 million ($0.46 per share) in 2005.  These results are on a GAAP basis. Caliper acquired Xenogen Corporation on August 9, 2006 and NovaScreen Biosciences Corporation on October 3, 2005. The financial performance of these businesses is included in Caliper’s results subsequent to their respective acquisition dates.

Highlights in the quarter include:

•                  Achievement of record placements of IVIS imaging systems. Forty units were placed with commercial customers including Merck, Johnson & Johnson, Sanofi-aventis, Pfizer, and Takeda, among others, as well as with such prominent research institutions as Cambridge University (UK), The Mayo Clinic, The Dana Farber Cancer Institute, National Cancer Center (South Korea), and Okayama University (Japan).

•                  Completion of Xenogen integration ahead of schedule and with cost synergies above target. Operations were consolidated within 4½ months and $11 million in annualized cost reductions from Xenogen planned spending were achieved.

•                  Creation of Caliper Discovery Alliances and Services (“CDAS”), a combination of Caliper’s in vitro and in vivo drug discovery services under a single organization structure. New CDAS compound profiling and phenotyping contracts were signed with Pfizer which are expected to expand the in vivo services business.

•                  Expansion of Caliper’s reagent initiative for imaging and microfluidics. Product offerings extend to imaging chemicals, fluorescent markers, animal and cell lines, and kinase profiling.

“The fourth quarter concludes a defining year in the history of our company,” said Kevin Hrusovsky, president and CEO of Caliper. “Our movement into molecular imaging with the acquisition of Xenogen positions us in the highest growth area for tools used in pre-clinical drug development. We see a range of opportunities to further expand this position and build an increasingly effective bridge between in vitro and in vivo experimentation.”

“Looking ahead, we believe Caliper is positioned for a strong year in 2007,” continued Hrusovsky. “We expect that our recent new product introductions will be important growth drivers, particularly as we move into the second half of the year. We see strong interest in the IVIS Spectrum with enhanced fluorescence imaging capability, our new Desktop Profiler instrument and Profiler Pro reagent kits which make kinase experimentation utilizing our LabChip technology more accessible to therapeutics areas, and our new Zephyr desktop liquid handler.”

2007 GAAP Guidance

Caliper reported that its revenue outlook for the first quarter of 2007 is $28 to $32 million (growth of 26% to 43%) and its revenue outlook for the full year 2007 is $137 to $143 million (growth of 27% to 33%).

Adjusted Results

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related revenue adjustments and expenses, such as amortization of intangibles and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

In the fourth quarter of 2006, Caliper reported adjusted revenue of $35.7 million, an increase of 33% over the fourth quarter of 2005, and an adjusted net loss of $2.4 million ($0.05 per share) in comparison with an adjusted net loss of $1.0 million ($0.03 per share) in the fourth quarter of 2005.  Xenogen was the most significant factor both in terms of revenue growth and increased spending on manufacturing and in operations. Adjusted product gross margin improved to 41% from 36% in the fourth quarter of 2005, reflecting the operating efficiencies of consolidating Caliper and Xenogen manufacturing. Service margins were 36%, down from 47% in the prior year but improved from 31% in the third quarter of 2006. The service business incorporates Xenogen’s in vivo services which have historically carried lower margins.

Caliper will discuss its fourth quarter results in a conference call to be held today, Thursday, March 1, 2007, at 9 a.m. EST. To participate in the call, please dial 866-314-4483 five to ten minutes prior to the call and use the participant passcode of 43443334. International callers can access the call by dialing 617-213-8049 and using the same passcode. To access the listen-only webcast of the call, visit http://www.fulldisclosure.com several minutes prior to the call and follow the instructions provided.

Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a recording of the proceedings from March 1, 2007 through March 8, 2007 dial 888-286-8010 and use the participant passcode of 68502543. International callers can access the playback by dialing 617-801-6888 and using the same participant passcode.

A recording of the proceedings will be available from March 1 until Caliper’s earnings call for the first quarter of 2007 at http://www.fulldisclosure.com or at Caliper’s website http://www.caliperLS.com in the Events section of the Investor Relations page.

About Caliper Life Sciences

Caliper Life Sciences is a leading provider of drug discovery and life sciences research solutions for the pharmaceutical and biotechnology industries. With its acquisitions of NovaScreen Biosciences and Xenogen Corporation, Caliper has positioned itself to transform drug discovery and development through a keen focus on clinically relevant experimentation. Caliper’s products and services, assembled from a leading portfolio of microfluidics, liquid handling, and imaging technologies, span in vitro and in vivo experimentation and address key issues on the critical path of drug discovery and development. More information about Caliper can be found at www.caliperLS.com.

The statements in this press release regarding anticipated financial results of Caliper for the fourth quarter and full fiscal year ending December 31, 2006, financial guidance for the first quarter and full fiscal year of fiscal 2007, and the effect of new product introductions on Caliper’s results for fiscal 2007 are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statement as a result of a number of factors, including the risk that unexpected difficulties may be encountered in gaining wider commercial adoption of Xenogen’s products, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

Caliper, Xenogen, LabChip and IVIS are registered trademarks, and Desktop Profiler, Profiler Pro, Spectrum and Zephyr are trademarks, of Caliper Life Sciences, Inc.

Contacts:
Thomas Higgins
Chief Financial Officer
508.497.2809

Seth Lewis
The Trout Group
617.583.1308
slewis@troutgroup.com

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue:
Product revenue	$23,739	$18,171	$69,248	$59,565
Service revenue	8,088	6,137	24,454	16,430
License fees and contract revenue	2,893	2,634	14,169	11,014
Total revenue	34,720	26,942	107,871	87,009
Costs and expenses: (1)
Cost of product revenue	14,029	11,718	45,459	40,126
Cost of service revenue	5,184	3,242	14,917	8,312
Cost of license revenue	146	—	219	—
Research and development	6,542	4,871	24,591	17,728
Selling, general and administrative	13,630	8,432	43,570	32,328
Amortization of intangible assets	4,314	1,376	8,842	4,069
Restructuring charges, net	161	(1,271)	258	(1,005)

Total costs and expenses	44,006	28,368	137,856	101,558

Operating loss	(9,286)	(1,426)	(29,985)	(14,549)
Interest income, net	8	202	478	895
Other income (expense), net	90	(185)	469	(689)
Benefit (provision) for income taxes	301	(79)	104	(114)

Net loss	$(8,887)	$(1,488)	$(28,934)	$(14,457)

Net loss per share, basic and diluted	$(0.19)	$(0.04)	$(0.75)	$(0.46)
Shares used in computing net loss per common share, basic and diluted	46,652	33,421	38,743	31,313

(1) Stock-based compensation expense included within costs and expenses is as follows:
Cost of product revenue	$133	$45	$506	$166
Cost of service revenue	40	5	151	21
Research and development	252	61	975	280
Selling, general and administrative	1,052	304	3,922	1,118
Total	$1,477	$415	$5,554	$1,585

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2006	2005
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$11,634	$8,096
Marketable securities	13,303	23,129
Restricted cash	—	479
Accounts receivable, net	30,822	19,532
Inventories	18,758	11,061
Other current assets	2,273	2,657

Total current assets	76,790	64,954
Property and equipment, net	13,182	12,019
Intangible assets, net	52,806	16,822
Goodwill	80,776	60,866
Other assets	1,499	3,548

Total assets	$225,053	$158,209

Liabilities and stockholders’ equity
Current liabilities	$ 49,938	$ 31,429
Loans payable and other long-term obligations	17,706	8,342
Stockholders’ equity	157,409	118,438

Total liabilities and stockholders’ equity	$225,053	$158,209

Note (1): Derived from audited financial statements for the year ended December 31, 2005.

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	December 31, 2006				December 31, 2005
	Reported	Stock-based Comp	Other Adjustments	Adjusted(1)	Reported	Stock-based Comp	Other Adjustments	Adjusted(1)
Revenue:
Product revenue	$23,739	$—	$—	$23,739	$18,171	$—	$—	$18,171
Service revenue	8,088	—	—	8,088	6,137	—	—	6,137
License fees and contract revenue(4)	2,893	—	1,017	3,910	2,634	—	—	2,634

Total revenue	34,720	—	1,017	35,737	26,942	—	—	26,942

Cost and Expenses:
Cost of product revenue(2)	14,029	(133)	—	13,896	11,718	(45)	—	11,673
Cost of service revenue(2)	5,184	(40)	—	5,144	3,242	(5)	—	3,237
Cost of license revenue(4)	146	—	95	241	—	—	—	—
Research and development(2)	6,542	(252)	—	6,290	4,871	(61)	—	4,810
Selling, general and administrative(2)	13,630	(1,052)	—	12,578	8,432	(304)	—	8,128
Amortization of intangible assets(3)	4,314	—	(4,314)	—	1,376	—	(1,376)	—
Restructuring charges, net(3)	161	—	(161)	—	(1,271)	—	1,271	—

Total costs and expenses	44,006	(1,477)	(4,380)	38,149	28,368	(415)	(105)	27,848
Operating loss	(9,286)	1,477	5,397	(2,412)	(1,426)	415	105	(906)
Interest income, net	8	—	—	8	202	—	—	202
Other income (expense), net	90	—	—	90	(185)	—	—	(185)
Benefit (provision) for income taxes(6)	301	—	(386)	(85)	(79)	—	—	(79)

Net income (loss)	$(8,887)	$1,477	$5,011	$(2,399)	$(1,488)	$415	$105	$(968)

Net income (loss) per share — basic and diluted	$(0.19)			$(0.05)	$(0.04)			$(0.03)

Shares used in computing net loss per share — basic and diluted	46,652			46,652	33,421			33,421

See accompanying Notes to Adjusted Consolidated Statements of Operations

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	December 31, 2006				December 31, 2005
		Stock-based		Other		Stock-based	Other
	Reported	Comp	Adjustments	Adjusted(1)	Reported	Comp	Adjustments	Adjsuted(1)
Revenue:
Product revenue(4)	$69,248	$—	$273	$69,521	$59,565	$—	$—	$59,565
Service revenue	24,454	—	—	24,454	16,430	—	—	16,430
License fees and contract revenue(4)	14,169	—	1,603	15,772	11,014	—	—	11,014
	—	—
Total revenue	107,871	—	1,876	109,747	87,009	—	—	87,009

Cost and Expenses:
Cost of product revenue(2), (4)	45,459	(506)	9	44,962	40,126	(166)	—	39,960
Cost of service revenue(2)	14,917	(151)	—	14,766	8,312	(21)	—	8,291
Cost of license revenue(4)	219	—	149	368	—	—	—	—
Research and development(2), (5)	24,591	(975)	(2,898)	20,718	17,728	(280)	—	17,448
Selling, general and administrative(2)	43,570	(3,922)	—	39,648	32,328	(1,118)	—	31,210
Amortization of intangible assets(3)	8,842	—	(8,842)	—	4,069	—	(4,069)	—
Restructuring charges, net(3)	258	—	(258)	—	(1,005)	—	1,005	—

Total costs and expenses	137,856	(5,554)	(11,840)	120,462	101,558	(1,585)	(3,064)	96,909

Operating loss	(29,985)	5,554	13,716	(10,715)	(14,549)	1,585	3,064	(9,900)
Interest income, net	478	—	—	478	895	—	—	895
Other income (expense), net	469	—	—	469	(689)	—	—	(689)
Benefit (provision) for income taxes(6)	104	—	(386)	(282)	(114)	—	—	(114)

Net income (loss)	$(28,934)	$5,554	$13,330	$(10,050)	$(14,457)	$1,585	$3,064	$(9,808)

Net income (loss) per share — basic and diluted	$(0.75)			$(0.26)	$(0.46)			$(0.31)
Shares used in computing net loss per share—basic and diluted	38,743			38,743	31,313			31,313

Notes to Adjusted Consolidated Statements of Operations

(1)          To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Management believes that comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that management believes are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. The adjusted measures exclude:

a)              Expense associated with the amortization of acquisition-related intangible assets, impairment of acquired intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)             Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)              Restructuring expense related reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the Company’s normal operating costs.

d)             The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R on January 1, 2006, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of stock-related awards expensing.  Expense associated with non-cash stock compensation. The Company believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to previous periods or to its peers, and do not provide meaningful insight into the Company’s ongoing operations.

(2)          Adjustment represents stock-based compensation expense.

(3)          Adjustment represents intangible asset amortization and impairment charges and restructuring activities related to business combinations.

(4)          Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis, however, due to the fact they relate to purchase accounting, they have been added back on an Adjusted basis.

(5)          Adjustment represents in-process research and development charge related to the Xenogen acquisition.

Adjustment represents tax effect of intangible asset impairment charges.

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